EXHIBIT 32.2

Written Statement of the Vice President and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Vice President and Chief Financial Officer of Johnson Outdoors Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K of the Company for the year ended September 29, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David W. Johnson
David W. Johnson Vice President and Chief Financial Officer December 11, 2006

The above certification are made solely for the purpose of 18 U.S.C. Section 1250, subject to the knowledge standard contained therein, and not for any other purpose.